
As filed with the Securities and Exchange Commission on July 31, 1999
                                                    Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                         -----------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         -----------------------------
                           SUNGARD DATA SYSTEMS INC.
            (Exact name of Registrant as specified in its charter)

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
                                      1285 DRUMMERS LANE
         DELAWARE                       WAYNE, PA 19087                         51-0267091
----------------------------   ---------------------------------------   --------------------
(State or other jurisdiction   (Address of Principal Executive Offices)  (I.R.S. Employer
 of incorporation or                       (Zip Code)                    Identification No.)
 organization)

                  DECALOG NV (FORMERLY KNOWN AS DECALOG BV)
                               STOCK OPTION PLAN
                        MINT SOFTWARE TECHNOLOGIES LTD.
                    (FORMERLY KNOWN AS MANOF COMMUNICATION
               SYSTEMS (INTERNATIONAL) LTD.)  1993 STOCK OPTION
                        PLAN AND 1997 STOCK OPTION PLAN
               ------------------------------------------------
                           (Full title of the Plans)

                          Lawrence A. Gross, Esquire
                      Vice President and General Counsel
                           SunGard Data Systems Inc.
                              1285 Drummers Lane
                           Wayne, Pennsylvania 19087
                                 610-341-8700
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                           Francis E. Dehel, Esquire
                       Blank Rome Comisky & McCauley LLP
                               One Logan Square
                       Philadelphia, Pennsylvania  19103
                                (215) 569-5500

                        CALCULATION OF REGISTRATION FEE
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===========================================================================================================================
                                                              PROPOSED MAXIMUM         PROPOSED MAXIMUM         AMOUNT OF
           TITLE OF SECURITIES               AMOUNT TO BE      OFFERING PRICE         AGGREGATE OFFERING       REGISTRATION
             TO BE REGISTERED               REGISTERED (1)        PER SHARE                 PRICE                  FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share      434,396 shares          $12.85(2)                $5,581,989(2)       $1,602.03
===========================================================================================================================
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(1) This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued pursuant to certain anti-dilution provisions contained in the Plans.

(2) Pursuant to Rule 457(h), based upon the price at which stock options covered by this Registration Statement may be exercised. Maximum offering price per share reflects weighted average exercise price per share.

We have received an exemption from Israel's prospectus delivery requirements from the Israeli Securities Authority applicable to this offering. You should not construe that exemption as authenticating the matters contained in this prospectus or as approval of their reliability or adequacy or as an expression of an opinion as to the quality of the securities offered by this prospectus.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



                            INTRODUCTORY STATEMENT

     On July 13, 1999, SunGard Data Systems Inc. acquired all of the issued and outstanding shares of capital stock of Oshap Technologies Ltd. Oshap and its subsidiaires, including MINT Software Technologies Ltd., formerly known as Manof Communication Systems (International) Ltd., and Decalog NV (formerly known as Decalog BV), are now subsidiaries of SunGard.

     In connection with SunGard's acquisition of Oshap, unvested options to purchase shares of MINT and Decalog were converted into options to purchase shares of SunGard common stock under a Stock Option Exchange Agreement between each optionee and SunGard. The conversion rate was 0.3802639 shares of SunGard common stock for each share of MINT and 0.2677752 shares of SunGard common stock for each share of Decalog, in each case rounded to the nearest whole share.
The exercise price also was appropriately adjusted.


ITEM 1.  PLAN INFORMATION.
         ----------------

     The document(s) containing the information specified in Item 1 will be sent or given to employees as specified by Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
         -----------------------------------------------------------

     The document(s) containing the information specified in Item 1 will be sent or given to employees as specified by Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

                                       I2
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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
         -----------------------------------------------

     The following documents previously filed by SunGard with the Commission are hereby incorporated by reference in this Registration Statement:

          (i) SunGard's Annual Report on Form 10-K (File No. 001-12989) for the fiscal year ended December 31, 1998;

          (ii) All other reports filed by SunGard pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (i) above; and

          (iii) The description of SunGard's Common Stock, which is incorporated by reference to SunGard's Registration Statement on Form 8-A (File No. 001-12989) filed with the Commission on May 14, 1997 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by SunGard with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

  Section 145 of the Delaware General Corporation Law, referred to as the DGCL, authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. SunGard's Certificate of Incorporation, as amended, and By-laws provide for indemnification of the Registrant's officers and directors to the maximum extent permitted by Delaware law.

                                      II3

     The DGCL also provides that a Delaware corporation may, by amendment to its certificate of incorporation, eliminate personal liability of its directors to the corporation and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. SunGard has adopted an amendment to SunGard's Certificate of Incorporation, as amended, which limits a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

     SunGard has also entered into indemnification agreements with its directors and officers providing for indemnification to the fullest extent permitted by the DGCL and, in certain respects, the indemnification agreements provide greater protection than that specifically provided for by the DGCL. The indemnification agreements do not provide indemnification for, among other things, conduct which is found to be knowingly, fraudulently or deliberately dishonest, or for willful misconduct.

     SunGard has obtained directors' and officers' liability insurance for the benefit of SunGard and its stockholders in the amount of $20 million.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

     Not Applicable.

ITEM 8.  EXHIBITS.
         --------

     The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

     EXHIBIT NO.      DESCRIPTION
     -----------      -----------

       5.1 Opinion of Blank Rome Comisky & McCauley LLP regarding legality.

      23.1            Consent of PricewaterhouseCoopers LLP.

      23.2            Consent of Blank Rome Comisky & McCauley LLP (included in
                      Exhibit 5.1).


ITEM 9.  UNDERTAKINGS.
         ------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

                                      II4

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II5

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on the date indicated.

                           SUNGARD DATA SYSTEMS INC.


Date: July 30, 1999        By: /s/ James L. Mann
                              -------------------------------------
                              James L. Mann
                              Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement on Form S-8 has been signed by the following persons in the capacities
and on the dates indicated.   Each person whose signature appears below hereby
authorizes James L. Mann and Michael J. Ruane and each of them, as Attorney-in-
fact, to sign on his behalf individually and in each capacity stated below, and to file any amendments, including post-effective amendments, to this registration statement.

     .
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             SIGNATURE                              Capacity                        Date
------------------------------------------------------------------------------------------------
/s/ James L. Mann                         Chief Executive Officer,             July 30, 1999
------------------------------------      President and Chairman of
 James L. Mann                            the Board of Directors
                                          (principal executive
                                          officer)

/s/ Michael J. Ruane                      Chief Financial Officer and          July 30, 1999
------------------------------------      Vice President-Finance
 Michael J. Ruane                         (principal financial
                                          officer)

/s/ Andrew P. Bronstein                   Vice President and                   July 30, 1999
------------------------------------      Controller
Andrew P. Bronstein                       (principal accounting
                                          officer)

/s/ Gregory S. Bentley                    Director                             July 30, 1999
------------------------------------
Gregory S. Bentley

/s/ Michael C. Brooks                     Director                             July 30, 1999
------------------------------------
Michael C. Brooks

/s/ Albert A. Eisenstat                   Director                             July 30, 1999
------------------------------------
Albert A. Eisenstat

/s/ Bernard Goldstein                     Director                             July 30, 1999
------------------------------------
Bernard Goldstein

/s/ Michael Roth                          Director                             July 30, 1999
------------------------------------
Michael Roth

/s/ Malcolm I. Ruddock                    Director                             July 30, 1999
------------------------------------
Malcolm I. Ruddock

/s/ Lawrence J. Schoenberg                Director                             July 30, 1999
------------------------------------
Lawrence J. Schoenberg

                                      II6

                                 EXHIBIT INDEX

 EXHIBIT NO.    DESCRIPTION
--------------  -------------

     5.1        Opinion of Blank Rome Comisky & McCauley LLP regarding legality.

    23.1        Consent of PricewaterhouseCoopers LLP.

    23.2        Consent of Blank Rome Comisky & McCauley LLP (included in
                Exhibit 5.1)